UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	June 6, 2013

Pyramid Oil Company
(Exact name of registrant as specified in its charter)

California	001-32989	94-0787340
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2008 – 21st Street Bakersfield, California		93301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(661) 325-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2013, Pyramid Oil Company (“Pyramid Oil”) held its annual meeting of shareholders (the “Annual Meeting”). Based upon the record date of April 30, 2013, 4,688,085 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 3,946,872 such shares were present in person or represented by proxy.

The proposals summarized below are discussed in detail in Pyramid Oil’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 16, 2013 (the “Proxy Statement”). At the Annual Meeting, the shareholders of Pyramid Oil:

•	Elected the four persons listed below to serve as directors of Pyramid Oil until the 2014 annual meeting of shareholders;

•	Approved the selection of SingerLewak LLP as Pyramid Oil’s independent registered public accounting firm for the year ending December 31, 2013;

•	Approved, on an advisory basis, the compensation of Pyramid Oil’s named executive officers as disclosed in the Proxy Statement; and

•	Determined, on an advisory basis, the frequency of future advisory votes on the compensation of Pyramid Oil’s named executive officers

The following are the voting results with respect to each proposal submitted for a vote of the shareholders at the Annual Meeting:

(1)	Election of Four Directors

Nominee	For	Withheld	Broker Non-Votes	Against
John H. Alexander	831,074	4,988	1,419,589	1,691,221
Michael D. Herman	2,070,305	339,471	1,419,589	117,507
Gary L. Ronning	2,044,697	340,559	1,419,589	142,027
John E. Turco	849,272	4,050	1,419,589	1,673,961

(2)	Approval of the selection of SingerLewak LLP as Pyramid Oil’s independent registered public accounting firm for the year ending December 31, 2013

For	Against	Abstain	Broker Non-Votes
3,842,079	103,503	15,108	0

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(3)	Approval, on an advisory basis, of the compensation of Pyramid Oil’s named executive officers as disclosed in the Proxy Statement

For	Against	Abstain	Broker Non-Votes
2,324,380	103,503	99,400	1,419,589
(4)	Determination, on an advisory basis, of the frequency of future advisory votes on the compensation of Pyramid Oil’s named executive officers

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
2,357,269	23,268	112,000	34,746	1,419,589

Based upon this advisory vote, Pyramid Oil has determined to hold future advisory votes on the compensation of its named executive officers on an annual basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pyramid Oil Company

June 10, 2013	By:	/s/ John H. Alexander
Name: John H. Alexander
Title: Chief Executive Officer

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